SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☐

LASALLE BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

36-0884183

(I.R.S. Employer

Identification No.)

135 South LaSalle Street, Chicago, Illinois 60603

(Address of principal executive offices) (Zip Code)

Willie J. Miller, Jr.

Group Senior Vice President

Chief Legal Officer and Secretary

Telephone: (312) 904-2018

135 South LaSalle Street, Suite 925

Chicago, Illinois 60603

(Name, address and telephone number of agent for service)

Aleris International, Inc.

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS BELOW

Delaware	75-2008280
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

9% Senior Notes due 2014, Series B

Subsidiary Guarantees with respect to 9% Senior Notes due 2014, Series B

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification No.
Alchem Aluminum, Inc.	Delaware	3341	75-2685207

Alchem Aluminum of Shelbyville, Inc.	Delaware	3341	75-2798122

Commonwealth Industries, Inc.	Delaware	3350	13-3245741

CA Lewisport, LLC	Delaware	9995	95-0816561

CI Holdings, LLC	Delaware	9995	34-1569484

Commonwealth Aluminum, LLC	Delaware	9995	61-1335039

Commonwealth Aluminum Concast, Inc.	Ohio	3350	34-0697844

Commonwealth Aluminum Lewisport, LLC	Delaware	3350	61-1377736

Commonwealth Aluminum Metals, LLC	Delaware	3350	61-1378491

Commonwealth Aluminum Sales Corporation	Delaware	5050	95-1398512

Commonwealth Aluminum Tube Enterprises, LLC	Delaware	9995	62-1817895

Gulf Reduction Corporation	Delaware	3341	76-0264927

IMCO Energy Corp.	Delaware	3341	75-2519254

IMCO Indiana Partnership L.P.	Indiana	3341	35-1963840

IMCO International, Inc.	Delaware	3341	75-2578362

IMCO Investment Company	Delaware	3341	75-2345738

IMCO Management Partnership L.P.	Texas	3341	75-2402738

IMCO Operations Services Company	Delaware	3341	75-2920584

IMCO Recycling of California, Inc.	Delaware	3341	33-0590255

IMCO Recycling of Idaho Inc.	Delaware	3341	06-1308990

IMCO Recycling of Illinois Inc.	Illinois	3341	36-3107227

IMCO Recycling of Indiana Inc.	Delaware	3341	75-2614357

IMCO Recycling of Michigan L.L.C.	Delaware	3341	75-2635772

IMCO Recycling of Ohio Inc.	Delaware	3341	75-2421405

IMCO Recycling of Utah Inc.	Delaware	3341	87-0522330

IMCO Recycling Services Company	Delaware	3341	75-2920589

IMSAMET, Inc.	Delaware	3341	86-0747929

Indiana Aluminum Inc.	Indiana	3341	75-2857340

Interamerican Zinc, Inc.	Delaware	3341	75-2397569

MetalChem, Inc.	Pennsylvania	3341	25-1424086

Pittsburg Aluminum, Inc.	Kansas	3341	48-0968227

Rock Creek Aluminum, Inc.	Ohio	3341	34-1453607

Silver Fox Holding Company	Delaware	9995	20-1261188

U.S. Zinc Corporation	Delaware	3341	76-0264925

Western Zinc Corporation	California	3341	33-0202774

Midwest Zinc Corporation	Delaware	3341	76-0375134

U.S. Zinc Export Corporation	Texas	3341	76-0202744

ITEM 1. GENERAL INFORMATION

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

1.	Comptroller of the Currency, Washington D.C.

2.	Federal Deposit Insurance Corporation, Washington, D.C.

3.	The Board of Governors of the Federal Reserve Systems, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR AND GUARANTORS.

If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

ITEMS 3 THROUGH 15, INCLUSIVE, ARE NOT APPLICABLE BY VIRTUE OF T-1 GENERAL INSTRUCTION B.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

ITEM 16.            LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

2.	A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

3.	A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

4.	A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 7th day of February, 2005.

LASALLE BANK NATIONAL ASSOCIATION

By:	/S/ JOHN W. PORTER
John W. Porter
Vice President

LaSalle Bank N.A.	Call Date:	12/31/2004	ST-BK: 17-1520	FFIEC		031
135 South LaSalle Street				Page	RC-1
Chicago, IL 60603	Vendor ID: D		CERT: 15407	11

Transit Number: 71000505

Consolidated Report of Condition for Insured Commercial and

State-Chartered Savings Banks for December 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

				Dollar Amounts in Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):		RCFD
	a.	Noninterest-bearing balances and currency and coin (1)	0081	1,654,813	1.a
	b.	Interest-bearing balances (2)	0071	21,671	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	1754	98,557	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773	21,275,790	2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold in domestic offices	B987	534,180	3.a
	b.	Securitites purchased under agreements to resell (3)	B989	1,375,515	3.b
4.	Loans and lease financing receivables (from schedule RC-C)
	a.	Loans and leases held for sale	5369	461,153	4.a
	b.	Loans and leases, net of unearned income B528 35,922,737
	c.	LESS: Allowance for loan and lease losses 3123 663,290			4.c
	d.	Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)	B529	35,259,447	4.d
5.	Trading assets (from Schedule RC-D)		3545	455,947	5.
6.	Premises and fixed assets (including capitalized leases)		2145	282,308	6.
7.	Other real estate owned (from Schedule RC-M)		2150	11,312	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130	0	8.
9.	Customers’ liability to this bank on acceptances outstanding		2155	19,975	9.
10.	Intangible assets (from Schedule RC-M)
	a.	Goodwill	3163	181,613	10.a
	b.	Other Intangible assets	0426	0	10.b
11.	Other assets (from Schedule RC-F)		2160	2,102,546	11.
12.	Total assets (sum of items 1 through 11)		2170	63,734,827	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securites resale agreements in domestic and foreign offices, regardless of maturity.

LaSalle Bank N.A.	Call Date: 12/31/2004	ST-BK: 17-1520	FFIEC		031
135 South LaSalle Street			Page	RC-2
Chicago, IL 60603	Vendor ID: D	CERT: 15407	12

Transit Number: 71000505

Schedule RC - Continued

							Dollar Amounts in Thousands

LIABILITIES
13.	Deposits:
						RCON
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)				2200	30,303,455	13.a
				RCON
		(1)	Noninterest-bearing (1)	6631	7,265,226			13.a.1
		(2)	Interest-bearing	6636	23,038,229			13.a.2
						RCFN
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)				2200	7,437,278	13.b
				RCFN
		(1)	Noninterest-bearing	6631	0			13.b.1
		(2)	Interest-bearing	6636	7,437,278			13.b.2
						RCON
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal funds purchased in domestic offices (2)				B993	2,192,955	14.a
						RCFD
	b.	Securities sold under agreements to repurchase (3)				B995	7,102,085	14.b
15.	Trading liabilities (from Schedule RC-D)					3548	138,932	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): From schedule RC-M					3190	8,560,613	16
17.	Not applicable.
18.	Bank’s liability on acceptances executed and outstanding					2920	19,975	18.
19.	Subordinated notes and debentures (4)					3200	540,000	19.
20.	Other liabilities (from Schedule RC-G)					2930	1,955,957	20.
21.	Total liabilities (sum of items 13 through 20)					2948	58,251,250	21.
22.	Minority Interest in consolidated subsidiaries					3000	66,678	22.

EQUITY CAPITAL
						RCFD
23.	Perpetual preferred stock and related surplus					3838	500,000	23.
24.	Common stock					3230	41,234	24.
25.	Surplus (exclude all surplus related to preferred stock)					3839	2,010,375	25.
26.	a.	Retained Earnings				3632	2,558,905	26.a
	b.	Accumulated Other Comprehensive income.(5)				B530	306,385	26.b
27.	Other Equity capital components (6)					3284	0	27.
28.	Total equity capital (sum of items 23 through 27)					3210	5,416,899	28.
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)					3300	63,734,827	29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001

			RCFD	Number
			6724	N/A	M.1
1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified accounting firm. (may be required by state chartering authority)
2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	5 = 6 = 7 = 8 = 9 =

Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

Review of the bank’s financial statements by external auditors

Compilation of the bank’s financial statements by external auditors

Other audit procedures (excluding tax preparation work)

No external audit work

3 =	Attestation on bank managements assertion on the effectiveness of the banks internal control over financial reporting by a certified public accounting firm with generally accepted auditing standards by a certified public accounting firm

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16 “other borrowed money.”
(3)	Includes all securities repurchased agreements in domestic and foreign offices, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains(losses) on available for sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership plan shares.